Exhibit 99.1

Loar Holdings Inc. Reports Q2 2026 Record Results and Upward Revision to 2026 Outlook

August 6, 2026

WHITE PLAINS, NY., August 6, 2026 /ACCESSWIRE/ -- Loar Holdings Inc. (NYSE: LOAR) (the “Company,” “Loar,” “we,” “us” and “our”), reported record results for the second quarter of 2026.

"Through the first half of the year the business continues to outperform our expectations, driven by exceptional demand across our end-markets and strong conversion of our new business pipeline. Of the approximately $750 million in our pipeline, we secured initial orders which provide visibility to approximately $200 million of revenue over the next five years," said Dirkson Charles, Loar Holdings Chief Executive Officer and Executive Co-Chairman of the Board of Directors.

Second Quarter 2026

•
Net sales of $171.6 million, up 39.4% compared to the prior year’s quarter.
•
Net income of $16.7 million, equal to the prior year’s quarter.
•
Diluted earnings per share of $0.18 compared to $0.17 for the prior year’s quarter.
•
Adjusted EBITDA of $69.4 million up 47.4% compared to the prior year’s quarter.
•
Net income margin of 9.8% compared to 13.6% for the prior year’s quarter.
•
Adjusted EBITDA Margin for the quarter was 40.5% compared to 38.3% for the prior year’s quarter.
•
Adjusted Earnings Per Share of $0.38, up 22.6% compared to $0.31 for the prior year’s quarter.

Loar reported net sales for the quarter of $171.6 million, an increase of $48.5 million or 39.4% over the prior year’s quarter. Organically,(1) net sales increased 12.3% or $15.1 million, to $138.3 million.

Net income for the quarter was $16.7 million, equal to the prior year’s quarter. Net income for the quarter was impacted by higher interest expense and higher non-cash amortization of acquired intangible assets.

Adjusted EBITDA for the quarter was $69.4 million, an increase of 47.4% or $22.3 million compared to the prior year’s quarter. Adjusted EBITDA Margin was 40.5%, compared to 38.3% in the second quarter of the prior year. The increase in Adjusted EBITDA Margin was due to the execution of our strategic value drivers and the accretive impact of increased sales.

Year-to-Date

•
Net sales of $327.7 million, up 37.8% over the comparable prior year period.
•
Net income of $27.9 million, compared to $32.0 million for the prior year period.
•
Diluted earnings per share of $0.29 compared to $0.33 for the prior year period.
•
Adjusted EBITDA of $132.7 million, up 47.0% over the comparable prior year period.
•
Net income margin of 8.5% compared to 13.5% for the prior year period.
•
Adjusted EBITDA Margin was 40.5% compared to 38.0% in the comparable prior year period.
•
Adjusted Earnings Per Share of $0.72, up 22.0% compared to $0.59 over the comparable prior year period.

Loar reported net sales for the six months ended June 30, 2026 of $327.7 million, an increase of $89.9 million or 37.8% over the comparable period of the prior year. Organically,(1) net sales increased 11.9% or $28.2 million, to $266.0 million.

Net income for year-to-date June 30, 2026 was $27.9 million, a decrease of $4.1 million compared to the same period of the prior year. The decrease in net income was primarily driven by higher interest expense, higher non-cash amortization of acquired intangible assets, and non-cash expense of inventory step-up attributable to the acquisitions of LMB and Harper Engineering.

Adjusted EBITDA for the first six months of 2026 was $132.7 million, an increase of 47.0% or $42.4 million over the comparable period of the prior year. Adjusted EBITDA Margin was 40.5%, compared to 38.0% for the comparable prior year period. The increase in Adjusted EBITDA Margin was due to the execution of our strategic value drivers and the accretive impact of increased sales.

Please see the attached Table 4 for a reconciliation of net income to EBITDA, Adjusted EBITDA and
Adjusted EBITDA Margin for the periods discussed in this press release.

(1)

Net organic sales represent net sales from our existing businesses for comparable periods and exclude net sales from acquisitions. We include net sales from new acquisitions in net organic sales from the 13th month after the acquisition on a comparative basis with the prior period.

Full Year 2026 Outlook – Revised

“Our Q2 and year-to-date results reflect the strength and consistency of Loar’s operating model. Achieving Adjusted EBITDA Margin above 40% for the second consecutive quarter underscores the quality of our portfolio, robust demand across our end markets, and our disciplined focus on executing our strategic value drivers,” said Glenn D’Alessandro, Loar Holdings Treasurer and Chief Financial Officer. “As we look ahead, we remain well positioned to capitalize on attractive growth opportunities while continuing to deliver strong results.” Our outlook for the full year 2026 includes:

•
Net sales – between $665 million and $675 million, up from between $645 million and $655 million.
•
Net income – between $56 million and $60 million, up from between $53 million and $57 million.
•
Adjusted EBITDA – between $265 million and $270 million, up from between $257 million and $262 million.
•
Adjusted EBITDA Margin – approximately 40%.
•
Diluted Earnings per share – between $0.57 and $0.62, up from between $0.54 and $0.59.
•
Net income margin – approximately 8%.
•
Adjusted Earnings Per Share – between $1.32 and $1.36 up from between $1.26 and $1.30.
•
Interest expense – approximately $80 million.
•
Depreciation expense – approximately $15 million.
•
Amortization expense – approximately $65 million.

•
Market Assumptions – Full year outlook is based on the following assumptions:
o
Commercial, Business Jet, and General Aviation OEM growth of high-double digits (17% -20%).
o
Commercial, Business Jet, and General Aviation aftermarket growth of low-double digits.
o
Defense growth of mid-single digits.

Adjusted EBITDA, Adjusted Earnings Per Share and Adjusted EBITDA Margin are non-GAAP financial measures provided in the “Full Year 2026 Outlook – Revised” section on a forward-looking basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

Earnings Conference Call

A conference call will be held at 11:00 a.m., Eastern Time on August 6, 2026. To participate in the call telephonically please dial +1 877-407-0670 / +1 215-268-9902. International participants can find a list of toll-free numbers here. A live audio webcast will also be available at the following link as well as through the Investor section of Loar Holdings website; https://ir.loargroup.com.

The webcast will be archived and available for replay later in the day.

About Loar Holdings Inc.

Loar Holdings Inc. is a diversified manufacturer and supplier of niche aerospace and defense components that are essential for today’s aircraft and aerospace and defense systems. Loar has established relationships across leading aerospace and defense original equipment manufacturers and Tier Ones worldwide.

Non-GAAP Supplemental Information

We present in this press release certain financial information based on our EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share. References to “EBITDA” mean earnings before interest, taxes, depreciation and amortization, references to “Adjusted EBITDA” mean EBITDA plus, as applicable for each relevant period, certain adjustments as set forth in the reconciliations of net income to EBITDA and Adjusted EBITDA, and references to “Adjusted EBITDA Margin” refer to Adjusted EBITDA divided by net sales. References to “Adjusted Net Income” mean net income plus certain adjustments as set forth in the reconciliations below to derive Adjusted EBITDA from EBITDA and the amortization of acquired intangible assets, less the tax effect of these adjustments. References to "Adjusted Earnings Per Share" mean Adjusted Net Income divided by weighted average common shares outstanding—diluted. EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share are not measurements of financial performance under U.S. GAAP. We present EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share because we believe they are useful indicators for evaluating operating performance. In addition, our management uses Adjusted EBITDA to review and assess the performance of the management team in connection with employee incentive programs and to prepare its annual budget and financial projections. Moreover, our management uses Adjusted EBITDA of target companies to evaluate acquisitions.

Although we use EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share as measures to assess the performance of our business and for the other purposes set forth above, the use of non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with U.S. GAAP. Some of these limitations are:

•
EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin do not reflect the significant interest expense, or the cash requirements necessary to service interest payments on our indebtedness.
•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and the cash requirements for such replacements are not reflected in EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin.
•
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share exclude the cash expense we have incurred to integrate acquired businesses into our operations, which is a necessary element of certain of our acquisitions.
•
The omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share.

•
EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin do not include the payment of taxes, which is a necessary element of our operations.

Because of these limitations, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share should not be considered as measures of cash available to us to invest in the growth of our business. Management compensates for these limitations by not viewing EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share in isolation and specifically by using other U.S. GAAP measures, such as net sales and operating profit, to measure our operating performance. EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share are not measurements of financial performance under U.S. GAAP, and they should not be considered as alternatives to net income or cash flow from operations determined in accordance with U.S. GAAP. Our calculations of EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share may not be comparable to the calculations of similarly titled measures reported by other companies.

Future Looking Statements

This press release includes express or implied forward-looking statements. Forward-looking statements include all statements that are not historical facts, including those that reflect our current views with respect to, among other things, our operations and financial performance. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” the negative version of these words or similar terms and phrases may identify forward-looking statements in this press release, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this press release, including, but not limited to, the statements under the heading “Full Year 2026 Outlook – Revised” are based on management’s current expectations and are not guarantees of future performance. Our expectations and beliefs are expressed in management’s good faith, and we believe there is a reasonable basis for them, however, the forward-looking statements are subject to various known and unknown risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, and other factors, many of which are beyond our control. We believe that these factors include but are not limited to the following: the almost exclusive focus of our business on the aerospace and defense industry; our heavy reliance on certain customers for a significant portion of our sales; the fact that we have in the past consummated acquisitions and our intention to continue to pursue acquisitions, and that our business may be adversely affected if we cannot consummate acquisitions on satisfactory terms, or if we cannot effectively integrate acquired operations; and the other risks and uncertainties described in Part I, Item 1A of the Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission (“SEC”), and other periodic reports filed by the Company from time to time with the SEC.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in the forward-looking statements. Any forward-looking statement made by us in this press release speaks only as of the date of this press release and is expressly qualified in its entirety by the cautionary statements included in this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments, or other strategic transactions we may make. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable law.

Contact

Ian McKillop

Loar Holdings Inc. Investor Relations

IR@loargroup.com

Loar Holdings Inc.

Table 1: Condensed Consolidated Balance Sheets

(Unaudited, amounts in thousands except share amounts)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$122,433	$84,827
Accounts receivable, net	106,989	88,026
Inventories	127,605	109,036
Other current assets	12,768	11,123
Income taxes receivable	5,349	5,486
Total current assets	375,144	298,498
Property, plant and equipment, net	88,038	82,536
Finance lease assets	1,755	1,894
Operating lease assets	12,274	6,229
Other long-term assets	29,206	25,935
Intangible assets, net	739,129	606,406
Goodwill	1,080,502	1,008,377
Total assets	$2,326,048	$2,029,875

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$29,442	$18,606
Current portion of long-term debt, net	6,728	4,362
Current portion of finance lease liabilities	304	279
Current portion of operating lease liabilities	1,272	818
Income taxes payable	2,268	3,022
Accrued expenses and other current liabilities	36,438	36,419
Total current liabilities	76,452	63,506
Deferred income taxes	73,771	68,377
Long-term debt, net	942,598	711,338
Finance lease liabilities	2,732	2,891
Operating lease liabilities	11,213	5,605
Other long-term liabilities	19,888	3,405
Total liabilities	1,126,654	855,122

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, and no shares issued or outstanding	—	—
Common stock, $0.01 par value, 485,000,000 shares authorized; 93,684,471 and 93,622,471 issued and outstanding at June 30, 2026 and December 31, 2025, respectively	937	936
Additional paid-in capital	1,136,009	1,125,015
Retained earnings	79,471	51,586
Accumulated other comprehensive loss	(17,023)	(2,784)
Total stockholders' equity	1,199,394	1,174,753
Total liabilities and stockholders' equity	$2,326,048	$2,029,875

Loar Holdings Inc.

Table 2: Condensed Consolidated Statements of Income

(Unaudited, amounts in thousands except per common share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net sales	$171,579	$123,123	$327,667	$237,782
Cost of sales	80,377	56,924	157,224	111,877
Gross profit	91,202	66,199	170,443	125,905
Selling, general and administrative expenses	46,522	36,898	91,007	70,000
Transaction expenses	1,561	1,984	2,800	2,444
Other expense	1,267	—	1,267	—
Operating income	41,852	27,317	75,369	53,461
Interest expense, net	20,014	6,481	38,724	12,940
Income before income taxes	21,838	20,836	36,645	40,521
Income tax provision	5,096	4,123	8,760	8,492
Net income	$16,742	$16,713	$27,885	$32,029
Earnings per share:
Basic	$0.18	$0.18	$0.30	$0.34
Diluted	$0.18	$0.17	$0.29	$0.33
Weighted average common shares outstanding:
Basic	93,647	93,586	93,635	93,571
Diluted	95,521	96,113	95,586	95,933

Loar Holdings Inc.

Table 3: Condensed Consolidated Statements of Cash Flows

(Unaudited, amounts in thousands)

	Six Months Ended June 30,
	2026	2025
Operating activities
Net income	$27,885	$32,029
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,626	5,948
Amortization of intangible and other long-term assets	32,260	19,197
Amortization of debt issuance costs	1,923	447
Recognition of inventory step-up	4,916	—
Stock-based compensation	8,973	6,739
Deferred income taxes	950	884
Non-cash lease expense	670	313
Adjustment to contingent consideration liability	1,267	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(13,788)	(7,653)
Inventories	(12,275)	(6,198)
Other assets	(5,283)	(3,421)
Accounts payable	10,886	3,851
Income taxes (receivable) payable	(233)	890
Accrued expenses and other current liabilities	(2,930)	(571)
Operating lease liabilities	(645)	(292)
Net cash provided by operating activities	61,202	52,163

Investing activities
Capital expenditures	(6,973)	(4,718)
Payment for acquisitions, net of cash acquired	(249,841)	—
Net cash used in investing activities	(256,814)	(4,718)

Financing activities
Net proceeds from issuance of common stock	2,022	1,859
Proceeds from issuance of long-term debt	240,000	—
Payments of long-term debt	(3,425)	—
Financing costs	(4,800)	—
Payments of finance lease liabilities	(133)	(110)
Net cash provided by financing activities	233,664	1,749

Effect of translation adjustments on cash and cash equivalents	(446)	82
Net increase in cash, cash equivalents and restricted cash	37,606	49,276

Cash, cash equivalents and restricted cash, beginning of period	84,827	54,066
Cash, cash equivalents and restricted cash, end of period	$122,433	$103,342

Supplemental information
Interest paid during the period, net of capitalized amounts	$38,279	$13,056
Income taxes paid during the period, net	$7,742	$7,061

Loar Holdings Inc.

Table 4: Reconciliation of Net income to EBITDA and Adjusted EBITDA

(Unaudited, amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income	$16,742	$16,713	$27,885	$32,029
Adjustments:
Interest expense, net	20,014	6,481	38,724	12,940
Income tax provision	5,096	4,123	8,760	8,492
Operating income	41,852	27,317	75,369	53,461
Depreciation	3,374	3,050	6,626	5,948
Amortization	16,570	9,637	32,260	19,197
EBITDA	61,796	40,004	114,255	78,606
Adjustments:
Recognition of inventory step-up (1)	—	—	4,916	—
Other expense (2)	1,267	—	1,267	—
Transaction expenses (3)	1,561	1,984	2,800	2,444
Stock-based compensation (4)	4,581	3,650	8,973	6,739
Acquisition and facility integration costs (5)	244	1,480	457	2,462
Adjusted EBITDA	$69,449	$47,118	$132,668	$90,251
Net sales	$171,579	$123,123	$327,667	$237,782
Net income margin	9.8%	13.6%	8.5%	13.5%
Adjusted EBITDA Margin	40.5%	38.3%	40.5%	38.0%

(1)
Represents accounting adjustments to inventory associated with acquisitions of businesses that were charged to cost of sales when inventory was sold.
(2)
Represents an adjustment to the contingent purchase price for the Harper Engineering acquisition during the three and six months ended June 30, 2026.
(3)
Represents third party transaction-related costs for acquisitions comprising deal fees, legal, financial and tax due diligence expenses, and valuation costs that are required to be expensed as incurred.
(4)
Represents the non-cash compensation expense recognized by the Company for equity awards.
(5)
Represents costs incurred to integrate acquired businesses and product lines into our operations, facility relocation costs and other acquisition-related costs.

Loar Holdings Inc.

Table 5: Sales by End-Market

(Unaudited, amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Commercial Net Sales
Commercial aerospace OEM	$37,160	$19,440	$68,681	$35,504
Commercial aerospace aftermarket	46,256	34,836	89,771	67,239
Total commercial aerospace	83,416	54,276	158,452	102,743
Business jet & general aviation OEM	20,304	17,895	39,937	37,318
Business jet & general aviation aftermarket	13,099	12,267	24,165	23,702
Total business jet & general aviation	33,403	30,162	64,102	61,020
Total commercial OEM	57,464	37,335	108,618	72,822
Total commercial aftermarket	59,355	47,103	113,936	90,941
Total commercial	116,819	84,438	222,554	163,763
Defense Net Sales
Total defense OEM	26,971	14,332	50,013	26,058
Total defense aftermarket	18,062	17,139	35,669	34,195
Total defense	45,033	31,471	85,682	60,253
Other Net Sales
Total other OEM	5,001	2,655	9,769	5,521
Total other aftermarket	4,726	4,559	9,662	8,245
Total other	9,727	7,214	19,431	13,766
Net Sales	$171,579	$123,123	327,667	$237,782

Loar Holdings Inc.

Table 6: Reconciliations of Earnings Per Share to Adjusted Earnings Per Share and Net Income to Adjusted Net Income

(Unaudited, amounts in thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Reported earnings per share
Net income	$16,742	$16,713	$27,885	$32,029
Denominator for basic and diluted earnings per share:
Weighted-average common shares outstanding—basic	93,647	93,586	93,635	93,571
Effect of dilutive common shares	1,874	2,527	1,951	2,362
Weighted average common shares outstanding—diluted	95,521	96,113	95,586	95,933
Earnings per share—basic	$0.18	$0.18	$0.30	$0.34
Earnings per share—diluted	$0.18	$0.17	$0.29	$0.33

Adjusted Earnings Per Share
Net income	$16,742	$16,713	$27,885	$32,029
Gross adjustments to EBITDA	7,653	7,114	18,413	11,645
Amortization of acquired intangible assets (1)	16,570	9,637	32,260	19,197
Tax adjustment (2)	(4,713)	(3,468)	(10,047)	(5,923)
Adjusted Net Income	$36,252	$29,996	$68,511	$56,948
Adjusted Earnings Per Share—diluted	$0.38	$0.31	$0.72	$0.59

Diluted earnings per share to Adjusted Earnings Per Share
Earnings per share—diluted	$0.18	$0.17	$0.29	$0.33
Adjustments to diluted earnings per share:
Other expense	0.01	—	0.01	—
Recognition of inventory step-up	—	—	0.05	—
Transaction expenses	0.02	0.02	0.03	0.02
Stock-based compensation	0.05	0.04	0.09	0.07
Acquisition and facility integration costs	—	0.01	0.01	0.03
Gross adjustments to EBITDA	0.08	0.07	0.19	0.12
Amortization of acquired intangible assets (1)	0.17	0.10	0.34	0.20
Tax adjustment (2)	(0.05)	(0.03)	(0.10)	(0.06)
Adjusted Earnings Per Share—diluted	$0.38	$0.31	$0.72	$0.59

(1)
The calculation of Adjusted Earnings Per Share has been updated for the current and prior year’s results to reflect an adjustment for amortization of acquired intangible assets. We believe this adjustment provides a more consistent view of our earnings.
(2)
The tax adjustment represents the tax effect of the adjustments at the applicable effective tax rate. To determine the applicable effective tax rate, transaction expenses and stock-based compensation are excluded from Adjusted Net Income and therefore we have excluded the impact those items have on the effective tax rate.